Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation to Participate in Investor Conferences

STAMFORD, Conn., February 14, 2012 – Frontier Communications Corporation (NASDAQ:FTR) is scheduled to participate in the Morgan Stanley Technology, Media & Telecom Conference in San Francisco, CA.  Maggie Wilderotter, Chairman & Chief Executive Officer, and Donald Shassian, Executive Vice President and Chief Financial Officer, are scheduled to present on Monday, February 27, 2012 at 1:00pm Pacific Time.

Frontier Communications Corporation is also scheduled to participate in the Deutsche Bank Media & Telecom Conference in Palm Beach, FL.  David Whitehouse, Senior Vice President & Treasurer, is scheduled to present on Monday, February 27, 2012 at 3:40pm Eastern Time.

Live webcasts of these presentations will be available at www.frontier.com on the Investor Relations page under “Webcasts & Presentations.”

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications for medium and large businesses in 27 states and with approximately 15,250 employees based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Assistant Treasurer, Investor Relations	AVP, Corp. Comm.
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@ftr.com	greg.lundberg@ftr.com	brigid.smith@ftr.com

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